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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203431

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 23, 2015)

Capstone Turbine Corporation

2,700,000 Shares of Common Stock
Series A Warrants to purchase up to 4,107,500 Shares of Common Stock
Pre-Funded Series B Warrants to purchase up to 5,515,000 Shares of Common Stock
9,622,500 Shares of Common Stock underlying the Warrants

We are offering up to 2,700,000 shares of our common stock, par value $0.001 per share, and Series A warrants to purchase up to 4,107,500 shares of our common stock. Each Series A warrant will have an initial exercise price of $2.55 per share of common stock. We are also offering to certain investors whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering the opportunity to purchase, in lieu of shares of our common stock, warrants, which we refer to as pre-funded Series B warrants, to purchase up to 5,515,000 shares of our common stock. Each pre-funded Series B warrant will have an aggregate exercise price of $1.75 with a nominal exercise price of $0.01 per share of common stock. Every two shares of common stock will be sold with a Series A warrant to purchase one share of common stock at a collective price of $3.50 (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock). Every two pre-funded Series B warrants will be sold with a Series A warrant to purchase one share of common stock at a collective price of $3.48 (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock). The shares of common stock or pre-funded Series B warrants, as applicable, and the Series A warrants are immediately separable and will be issued separately, but will be purchased together. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

The Series A warrants will be exercisable, subject to certain limitations, during the period commencing six months after the date of the issuance and will expire five years after the first day they are exercisable. The pre-funded Series B warrants will be exercisable, subject to certain limitations, upon issuance and will expire nine months from the date of issuance, subject to extension under certain circumstances. See "Description of Securities We Are Offering" for more information on the securities offered hereby.

Our common stock is listed on the Nasdaq Capital Market under the symbol "CPST." On April 15, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.01 per share. We do not intend to list the pre-funded Series B warrants or the Series A warrants on the Nasdaq Capital Market or any other national securities exchange or other nationally recognized trading system.

Investing in our securities involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See "Risk Factors" beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference therein for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Two Shares and Series A Warrant	Per Two Pre-Funded Series B Warrants and Series A Warrant	Total
Public offering price	$3.50	$3.48	$14,321,100
Underwriting discount and commission(1)	$0.22	$0.22	$895,069
Proceeds, before expenses, to us	$3.28	$3.26	$13,426,031

(1)
See "Underwriting" on page S-29 of this prospectus supplement for a complete description of compensation payable to the underwriters.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $300,000. We expect that delivery of the shares of common stock and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about April 22, 2016.

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Rodman & Renshaw, a unit of H.C. Wainright & Co., LLC

Prospectus Supplement dated April 19, 2016.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein

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and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus.

Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled "Where You Can Find More Information."

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and does not contain all of the information that may be important to you and does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of our business and the securities we are offering, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in their entirety, including the risk factors beginning on page S-5 and the financial statements and related notes. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to "Capstone," "we," "us," or "our" or similar references refer to Capstone Turbine Corporation and its subsidiaries, and references to our fiscal years refer to our fiscal years ending March 31.

Capstone Turbine Corporation

We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power ("CHP"), integrated combined heat and power ("ICHP") and combined cooling, heat and power ("CCHP")), renewable energy, natural resources and critical power supply. In addition, our microturbines can be used as battery charging generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand alone when no utility grid is available. Several technologies are used to provide "on-site power generation" (also called "distributed generation") such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines provide clean, on-site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand-alone feature, customers can produce their own energy in the event of a power outage and can use microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together we offer new and remanufactured parts as well as a comprehensive Factory Protection Plan ("FPP"). Successful implementation of microturbines relies on the quality of the microturbine, marketability for appropriate applications, and the quality of the installation and support.

We believe we were the first company to offer a commercially available power source using microturbine technology. Capstone offers microturbines designed for commercial, industrial and utility users with product offerings ranging from 30 kilowatts ("kW") to one megawatt in electric power output. Our 30 kW ("C30") microturbine can produce enough electricity to power a small convenience store. The 65 kW ("C65") microturbine can produce enough heat to provide hot water to a 100-room hotel while also providing about one-third of its electrical requirements. Our 200 kW ("C200") microturbine is well suited for larger hotels, office buildings and wastewater treatment plants, among others. By packaging the C200 microturbine power modules into an International Organization for Standardization ("ISO") sized container, Capstone has created a family of microturbine offerings from 600 kW up to one megawatt in a compact footprint. Our 1000 kW ("C1000 Series") microturbines are well suited for utility substations, larger commercial and industrial facilities and remote oil and gas applications. Our microturbines combine patented air-bearing technology, advanced combustion technology and sophisticated power electronics to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air-bearing technology, our microturbines do not require liquid lubricants. This means they do not require routine maintenance to change and dispose of oil or other liquid lubricants, as do the most common competing products. Capstone microturbines can be fueled by various sources, including natural gas, propane, sour gas, renewable fuels such as landfill or digester gas, kerosene, diesel and biodiesel. The C65 and C200 microturbines are available with integrated heat exchangers, making them easy to engineer and install in applications where hot water is used. Our products produce exceptionally clean power. Our natural gas-fueled C65 and C200 microturbines were certified by the California Air Resources Board ("CARB") as meeting its stringent 2007 emissions requirements – the same emissions standard used to certify fuel cells and the same emissions levels as a state-of-the-art central power plant. Our C65 Landfill and Digester Gas systems were certified in January 2008 by CARB as meeting 2008 waste gas emissions requirements for landfill and digester gas applications. Our C200 Landfill and Digester Gas systems were certified in November 2010 by CARB as meeting 2008 waste gas emissions requirements for landfill and digester gas applications.

We sell complete microturbine units, subassemblies, components and various accessories. We also remanufacture microturbine engines and provide after-market parts and services. Our microturbines are sold primarily through distributors and Original Equipment Manufacturers ("OEMs"). Distributors purchase our products for sale to end users and also provide application engineering and installation support. Distributors are also required to provide a variety of additional services, including engineering the applications in which the microturbines will be used, installation support of the products at the end users' sites, commissioning the installed applications and providing post-commissioning service. Our distributors perform as value-added resellers. OEMs integrate Capstone's products into their own product solutions.

To assure proper installation of our microturbine systems, we have instituted a Factory Trained Installer ("FTI") training and certification program. Personnel from our distributors and OEMs, as well as design engineering firms, contractors and end users attend this FTI training. We offer to assist all customers by reviewing their installation designs to confirm that the technical requirements for proper operation have been met, such as electrical interconnections, load requirements, fuel type and pressure, cooling air flow and turbine exhaust routing. As part of the microturbine commissioning process, we also receive a checklist to confirm that the final installation adheres to Capstone technical requirements before we accept any warranty obligations. This is aimed at providing the end user with a proper installation that will operate as expected for the life of the equipment.

Through our global distribution network, we offer a comprehensive FPP for a fixed annual fee to perform regularly scheduled and unscheduled maintenance as needed. We provide factory and on-site training to certify all personnel that are allowed to perform service on our microturbines. Individuals who are certified are called Authorized Service Providers ("ASPs") and must be employed by a distributor in order to perform work pursuant to a Capstone FPP. The majority of our distributors provide these services.

Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311. Our telephone number is (818) 734-5300. Our Internet address is www.capstoneturbine.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus or any document incorporated or deemed to be incorporated by reference herein.

The Offering

Issuer	Capstone Turbine Corporation
Public offering price	$3.50 per collective two shares of common stock and a Series A warrant to purchase one share of common stock (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock).
$3.48 per collective two pre-funded Series B warrants to purchase a share of common stock and a Series A warrant to purchase one share of common stock (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock).
Common stock offered by us	2,700,000 shares
Series A warrants offered by us	Series A warrants to purchase up to 4,107,500 shares of common stock at an initial exercise price of $2.55 per share of common stock, which will be exercisable, subject to certain limitations, six months after the date of the issuance and will expire five years after the first day they are exercisable. There is currently no market for the Series A warrants and none is expected to develop after this offering. The Series A warrants will be issued in certificated form.
This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series A warrants.
Pre-funded Series B warrants offered by us	Pre-funded Series B warrants to purchase up to 5,515,000 shares of common stock at an aggregate exercise price of $1.75 with a nominal exercise price of $0.01 per share, which will be exercisable, subject to certain limitations, upon issuance and will expire nine months from the date of issuance, subject to extension under certain circumstances. There is currently no market for the pre-funded Series B warrants and none is expected to develop after this offering. The pre-funded Series B warrants will be issued in certificated form.
This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded Series B warrants.

Common stock to be outstanding after the offering	22,363,666 shares (31,986,166 shares if the warrants offered in this offering are exercised in full). The number of shares of common stock to be outstanding after the offering was determined by adding the number of shares of common stock offered hereunder (and, in the case of the parenthetical, the maximum number of shares of common stock issuable upon exercise of the warrants offered hereunder) to 19,663,666, which is the number of shares of common stock outstanding as of December 31, 2015. See page S-4 of this prospectus supplement for a discussion of the number of shares of common stock outstanding as of December 31, 2015 and the shares excluded from the calculation of such number.
Limitation on exercise of warrants	A holder will not have the right to exercise any portion of any Series A warrant or pre-funded Series B warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, in either case at the option of the holder; provided that, any increase will only be effective upon 61-days' prior notice from the holder to us.
Use of proceeds	We intend to use the net proceeds from this offering to fund working capital requirements and for other general corporate purposes. See "Use of Proceeds" on page S-23 of this prospectus supplement.
Nasdaq Capital Market symbol of our common stock	"CPST"
Risk Factors	Investing in our securities involves a high degree of risk. You should consider carefully each of the risks described in this prospectus supplement and the accompanying prospectus under the caption "Risk Factors" and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities.

Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 19,663,666 shares of common stock outstanding as of December 31, 2015, and excludes the following shares of common stock:

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  536,139 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $22.29 per share;

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  274,297 shares of common stock issuable upon vesting of outstanding restricted stock units;

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  229,838 shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans;

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  9,622,500 shares of common stock issuable upon the exercise of the Series A warrants and the pre-funded Series B warrants offered hereunder; and

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  4.0 million shares of our common stock sold after December 31, 2015 pursuant to our "at the market" equity offering program.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully each of the following risks and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities. Additional risks of which we may not be aware or that we currently believe are immaterial may also adversely affect our business. If any of these risks actually occurs, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose all or part of your investment. In assessing these risks, you should refer to the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to Our Business and Industry

Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable.

Since inception, we have incurred annual operating losses. We expect this trend to continue until such time that we can sell a sufficient number of units and achieve a cost structure to become profitable. Our business is such that we have relatively few customers and limited repeat business. As a result, we may not maintain or increase revenue. We may not have adequate cash resources to reach the point of profitability, and we may never become profitable. Even if we do achieve profitability, we may be unable to increase our sales and sustain or increase our profitability in the future.

We may be unable to fund our future operating requirements, which could force us to curtail our operations.

To the extent that the funds we now have on hand are insufficient to fund our future operating requirements, we would need to raise additional funds, through further public or private equity or debt financings depending upon prevailing market conditions. These financings may not be available or, if available, may be on terms that are not favorable to us and could result in dilution to our stockholders and reduction of the trading price of our stock. The state of worldwide capital markets could also impede our ability to raise additional capital on favorable terms or at all. If adequate capital were not available to us, we likely would be required to significantly curtail our operations or possibly even cease our operations.

We maintain two Credit and Security Agreements (the "Credit Agreements"), with Wells Fargo Bank, National Association, ("Wells Fargo"), that provide us with a credit facility up to $20.0 million in the aggregate. At December 31, 2015, we had $9.6 million in borrowings outstanding under this line of credit. Under this credit facility, we are required to satisfy specified financial and restrictive covenants. Failure to comply with these covenants could cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately or allow Wells Fargo to terminate the credit facility. In addition, we have pledged our accounts receivable, inventories, equipment, patents and other assets as collateral under the Credit Agreements which would be subject to seizure by Wells Fargo if we were in default and unable to repay the indebtedness.

Several times since entering into the Credit Agreements, we have not been in compliance with certain covenants under the Credit Agreements. In connection with each event of noncompliance, Wells Fargo waived the event of default and, on several occasions, we amended the Credit Agreements in response to the default. As of September 30, 2015, we were not in compliance with the annual net income financial covenant contained in the Credit Agreements, as amended. On November 2, 2015, we received from Wells Fargo a waiver of such noncompliance. If we had not obtained the default waivers, or if we are ever again in noncompliance, we would not be able to draw additional funds under the credit facility. The Credit Agreements also define an event of default to include a material adverse effect on our business, as determined by Wells Fargo. An event of default for this or any other reason, if not waived, would have a material adverse effect on the Company.

Our obligations under the credit facility could have important consequences, including the following:

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  We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for operations, capital expenditures, general corporate or other purposes.

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  We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions.

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  We may be required to repay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the Credit Agreements. It is not certain whether we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any outstanding indebtedness under the credit facility is accelerated, our assets may not be sufficient to repay such indebtedness.

If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.

Should we be unable to execute our plans to build sales and margins while controlling costs, we may be unable to continue as a going concern on a longer-term basis. In particular, we must generate positive cash flow from operations and net income and otherwise improve our results of operations substantially on a longer-term basis. Our available cash and proceeds from future financings, if any, that we may be able to obtain, may not be sufficient to fund our operating expenses, capital expenditures and other cash requirements. Any such lack of funds would affect our ability to continue as a going concern. These events and circumstances could have a material adverse effect on our ability to raise additional capital and on the market value of our common stock and our ability to maintain a credit facility acceptable to the Company. Moreover, should we experience a cash shortage that requires us to curtail or cease our operations, or should we be unable to continue as a going concern, you could lose all or part of your investments in our securities.

If we fail to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and adversely affect our ability to raise needed funds.

Our common stock is listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. On December 19, 2014, when our common stock was listed on the Nasdaq Global Market, we received a notice from the Nasdaq Listing Qualifications Department stating that, for 30 consecutive business days preceding the notice date, the closing bid price for our common stock had been below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1). On June 22, 2015, we transferred the listing of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market and were afforded an additional 180-day grace period to regain compliance with the minimum bid price requirement. We subsequently regained compliance with the minimum bid price requirement by effecting a 1-for-20 reverse stock split. However, there can be no assurance that we will be able to comply with the continued listing standards in the future.

If we fail to meet all applicable Nasdaq Capital Market requirements in the future and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and adversely affect our ability to obtain financing for the continuation of our operations. This delisting could also impair the value of your investment.

Adverse economic conditions may have an impact on our business and financial condition, including some effects we may not be able to predict.

Adverse economic conditions may prevent our customers from purchasing our products or delay their purchases, which would adversely affect our business, financial condition and results of operations. In addition, our ability to access the capital markets may be severely restricted or made very expensive at a time when we need, or would like, to do so, which could have a material adverse impact on our liquidity and financial resources. Certain industries in which our customers do business and certain geographic areas have been and could continue to be adversely affected by adverse economic conditions.

The current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government against certain companies and individuals may hinder our ability to conduct business with potential or existing customers and vendors in these countries.

We derived approximately 1% and 11% of our revenue from Russia during the nine months ending December 31, 2015 and the 2015 fiscal year, respectively. The continuation or escalation of the current geopolitical instability in Russia and Ukraine could negatively impact our operations, sales, and future growth prospects in that region. Recently, the U.S. government imposed sanctions through several executive orders restricting U.S. companies from conducting certain oil and gas production related business activities with specified Russian and Ukrainian individuals and companies and requiring export licenses for certain of such activities. While we believe that the executive orders currently do not preclude us from conducting business with our current customers in Russia, the sanctions imposed by the U.S. government could be expanded in the future to restrict us from engaging with them. If we are unable to conduct business with new or existing customers or pursue opportunities in Russia or Ukraine or elsewhere, our business, including revenue, profitability and cash flows, could be materially adversely affected. If we are unable to conduct business with certain vendors, our operations in Russia and Ukraine could be materially adversely affected.

We have substantial accounts receivable, and increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on our cash flows and results of operations.

Our accounts receivable balance, net of allowances, was $13.9 million, $13.1 million and $28.0 million as of December 31, 2015, March 31, 2015 and March 31, 2014, respectively. Days sales outstanding in accounts receivable (DSO) as of December 31, 2015 was 59 days, compared to 40 days at the end of our 2015 fiscal year and 70 days at the end of our 2014 fiscal year. We recorded bad debt expense of $10.1 million and $0.2 million during the 2015 fiscal year and 2014 fiscal year, respectively. No assurances can be given that future bad debt expense will not increase above current operating levels. Increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on cash flows and results of operations.

Loss of a significant customer could have a material adverse effect on our results of operations.

E-Finity Distributed Generation, LLC ("E-Finity"), one of the Company's domestic distributors, Horizon Power Systems ("Horizon"), one of the Company's domestic distributors, Optimal Group

Australia Pty Ltd ("Optimal"), one of the Company's Australian distributors, accounted for 16%, 11% and 10% of revenue, respectively, for the nine months ended December 31, 2015. Additionally, Dtc Soluciones Inmobiliarias S.A. de C.V. ("DTC"), one of the Company's Mexican distributors, E-Finity, RSP Systems ("RSP"), one of the Company's domestic distributors, and Serba Dinamik Sdn Bhd ("Serba"), one of the Company's Malaysian distributors, accounted for 19%, 16%, 16% and 11%, respectively, of net accounts receivable as of December 31, 2015. The loss of E-Finity, Horizon, Optimal, DTC, RSP, Serba or any other significant customers could adversely affect our results of operations.

Impairment charges on our long-lived assets, including intangible assets with finite lives, would adversely affect our financial position and results of operations.

We evaluate the carrying value of long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. To determine whether impairment has occurred, we compare the undiscounted cash flows of the long-lived asset group with its carrying value. The estimation of future cash flows requires significant estimates of factors that include future sales growth, gross margin performance, including our estimates of reductions in our direct material costs, and reductions in operating expenses. If our sales growth, gross margin performance or other estimated operating results are not achieved at or above our forecasted level, or inflation exceeds our forecast, the carrying value of our asset group may prove to be unrecoverable and we may incur impairment charges in the future. In addition, significant and unanticipated changes in circumstances, such as significant adverse changes in business climate, unanticipated competition, loss of key customers or changes in technology or markets, could require a charge for impairment that can materially and adversely affect our reported net loss and our stockholders' equity.

A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.

Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. If a sustainable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we have incurred to develop our products, we may have further impairment of assets, and we may be unable to meet our operational expenses. The development of a sustainable market for our systems may be hindered by many factors, including some that are out of our control. Examples include:

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  consumer reluctance to try a new product;

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  regulatory requirements;

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  the cost competitiveness of our microturbines;

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  costs associated with the installation and commissioning of our microturbines;

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  maintenance and repair costs associated with our microturbines;

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  the future costs and availability of fuels used by our microturbines;

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  economic downturns and reduction in capital spending;

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  consumer perceptions of our microturbines' safety and quality;

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  the emergence of newer, more competitive technologies and products; and

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  decrease in domestic and international incentives.

Our operating results are dependent, in large part, upon the successful commercialization of our products. Failure to produce our products as scheduled and budgeted would materially and adversely affect our business and financial condition.

We cannot be certain that we will deliver ordered products in a timely manner. Any reliability or quality issues that may arise with our products could prevent or delay scheduled deliveries or adversely impact the performance of our products. Any such delays or costs could significantly impact our business, financial condition and operating results.

We may not be able to produce our products on a timely basis if we fail to correctly anticipate product supply requirements or if we suffer delays in production resulting from issues with our suppliers. Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, or they may provide components at significantly increased prices.

Some of our components are currently available only from a single source or limited sources. We may experience delays in production if we fail to identify alternative suppliers, or if any parts supply is interrupted, each of which could materially adversely affect our business and operations. In order to reduce manufacturing lead times and ensure adequate component supply, we enter into agreements with certain suppliers that allow them to procure inventories based upon criteria defined by us. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete inventories, which could adversely affect our business. Additionally, if we fail to correctly anticipate our internal supply requirements, an undersupply of parts could limit our production capacity. Our inability to meet volume commitments with suppliers could affect the availability or pricing of our parts and components. A reduction or interruption in supply, a significant increase in price of one or more components or a decrease in demand of products could materially adversely affect our business and operations and could materially damage our customer relationships. Financial problems of suppliers on whom we rely could limit our supply of components or increase our costs. Also, we cannot guarantee that any of the parts or components that we purchase will be of adequate quality or that the prices we pay for the parts or components will not increase. Inadequate quality of products from suppliers could interrupt our ability to supply quality products to our customers in a timely manner. Additionally, defects in materials or products supplied by our suppliers that are not identified before our products are placed in service by our customers could result in higher warranty costs and damage to our reputation. We also outsource certain of our components internationally. As a result of outsourcing internationally, we may be subject to delays in delivery because of regulations associated with the import/export process, delays in transportation or regional instability.

Our results of operations could be materially and adversely affected by risks related to cyber security threats.

As a manufacturer of high technology commercial products, we face cyber security threats, as well as the potential for business disruptions associated with information technology failures or cyber security attacks. We routinely experience cyber security threats, threats to our information technology infrastructure and attempts to gain access to our sensitive information. Because of the evolving nature of these security threats, the impact of any future incident cannot be predicted. The occurrence of any of these events could adversely affect our results of operations, the services we provide to customers, the competitive advantages derived from our research and development efforts, the usefulness of our products and services, our reputation or our stock price.

We have significant tax assets, usage of which may be subject to limitations in the future.

At March 31, 2015, we had federal and state net operating loss carryforwards of approximately $626 million and $203 million, respectively, which may be utilized to reduce future taxable income, subject to limitations under Section 382 of the Internal Revenue Code of 1986 (the "Code"). These deferred tax assets have been fully offset by a valuation allowance. Any subsequent accumulations of common stock ownership leading to a change of control under Section 382 of the Code, including through sales of stock by large stockholders, all of which are outside of our control, could limit and defer our ability to utilize our net operating loss carryforwards to offset future federal income tax liabilities.

Our success depends in significant part upon the continuing service of management and key employees.

Our success depends in significant part upon the continuing service of our executive officers, senior management and sales and technical personnel. The failure of our personnel to execute our strategy or our failure to retain management and personnel could have a material adverse effect on our business. Our success will be dependent on our continued ability to attract, retain and motivate highly skilled employees. There can be no assurance that we can do so.

Our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.

If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, management and other resources. Our ability to manage our growth will require us to expand our production capabilities, continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth. We cannot provide assurance that our management will be able to manage this growth effectively.

Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure.

In order to achieve our goal of improving the quality and lowering the total costs of ownership of our products, we may require engineering changes. Such improvement initiatives may render existing inventories obsolete or excessive. Despite our continuous quality improvement initiatives, we may not meet customer expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition and cash flow. Moreover, as we develop new configurations for our microturbines and as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could adversely affect our operating results, financial condition and cash flow and affect the marketability of our products.

We sell our products with warranties. There can be no assurance that the provision for estimated product warranty will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition and cash flow. Further, we have at times undertaken programs to enhance the performance of units previously sold. These enhancements have at times been provided at no cost or below our cost. If we choose to offer such programs again in the future, such actions could result in significant costs.

We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.

Capstone microturbines compete with several technologies, including reciprocating engines, fuel cells and solar power. Competing technologies may receive certain benefits, like governmental subsidies or promotion, or be able to offer consumer rebates or other incentives that we cannot receive or offer to the same extent. This could enhance our competitors' abilities to fund research, penetrate markets or increase sales. We also compete with other manufacturers of microturbines.

Our competitors include several well-known companies with histories of providing power solutions. They have substantially greater resources than we do and have established worldwide presence. Because of greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the promotion and sale of their products than we can or lobby for governmental regulations and policies to create competitive advantages vis-à-vis our products. We believe that developing and maintaining a competitive advantage will require continued investment by us in product development and quality, as well as attention to product performance, our product prices, our conformance to industry standards, manufacturing capability and sales and marketing. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.

Overall, the market for our products is highly competitive and is changing rapidly. We believe that the primary competitive factors affecting the market for our products, including some that are outside of our control, include:

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  name recognition, historical performance and market power of our competitors;

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  product quality and performance;

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  operating efficiency;

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  product price;

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  availability, price and compatibility of fuel;

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  development of new products and features; and

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  emissions levels.

There is no assurance that we will be able to successfully compete against either current or potential competitors or that competition will not have a material adverse effect on our business, operating results, financial condition and cash flow.

If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

Our sales and marketing efforts may not achieve intended results and, therefore, may not generate the revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to address markets for our products successfully, we may not be able to grow our business, compete effectively or achieve profitability.

Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

As we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and economic or political instability.

We cannot be certain of the future effectiveness of our internal controls over financial reporting. If we are unable to maintain effective internal controls over our financial reporting, investors may lose confidence in our ability to provide reliable and timely financial reports and the value of our common stock may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our annual reports on Form 10-K our assessment of the effectiveness of our internal controls over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal controls over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal controls over financial reporting. Our management concluded that our internal controls over financial reporting were ineffective as of March 31, 2014 because a material weakness was detected which related to our risk assessment process. Management determined that this material weakness was remediated during the 2015 fiscal year. We may in the future identify further material weaknesses in our internal controls over financial reporting that we have not discovered to date. If we cannot adequately maintain the effectiveness of our internal controls over financial reporting, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our securities.

We may not be able to retain or develop relationships with original equipment manufacturers or distributors in our targeted markets, in which case our sales would not increase as expected.

In order to serve certain of our targeted markets, we believe that we must ally ourselves with companies that have particular expertise or better access to those markets. We believe that retaining or developing relationships with strong OEMs (which to date have typically resold our products under their own brands or packaged our products with other products as part of an integrated unit) or distributors in these targeted markets can improve the rate of adoption as well as reduce the direct financial burden of introducing a new technology and creating a new market. Because of OEMs' and distributors' relationships in their respective markets, the loss of an OEM or distributor could adversely impact the ability to penetrate our target markets. We offer our OEMs and distributors stated

discounts from list price for the products they purchase. In the future, to attract and retain OEMs and distributors we may provide volume price discounts or otherwise incur significant costs that may reduce the potential revenues from these relationships. We may not be able to retain or develop appropriate OEMs and distributors on a timely basis, and we cannot provide assurance that the OEMs and distributors will focus adequate resources on selling our products or will be successful in selling them. In addition, some of the relationships may require that we grant exclusive distribution rights in defined territories. These exclusive distribution arrangements could result in our being unable to enter into other arrangements at a time when the OEM or distributor with whom we form a relationship is not successful in selling our products or has reduced its commitment to market our products. We cannot provide assurance that we will be able to negotiate collaborative relationships on favorable terms or at all. Our inability to have appropriate distribution in our target markets may adversely affect our financial condition, results of operations and cash flow.

Activities necessary to integrate any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated.

During the 2010 fiscal year, we completed the acquisition of certain assets relating to the microturbine business of Calnetix Power Solutions, Inc., and we may acquire other businesses in the future. The success of these transactions will depend on, among other things, our ability to develop productive relationships with the corresponding distributors and to integrate assets and personnel, if any, acquired in these transactions and to apply our internal controls processes to these acquired businesses. The integration of any acquired businesses or significant assets may require significant attention from our management, and the diversion of management's attention and resources could have a material adverse effect on our ability to manage our business. Furthermore, we may not realize the degree or timing of benefits we anticipated when we first enter into these transactions. If actual integration costs are higher than amounts assumed, if we are unable to integrate the assets and personnel acquired in an acquisition as anticipated, or if we are unable to fully benefit from anticipated synergies, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets.

Our ability to identify and develop business relationships with companies who can provide quality, cost-effective application engineering, installation and service can significantly affect our success. The application engineering and proper installation of our microturbines, as well as proper maintenance and service, are critical to the performance of the units. Additionally, we need to reduce the total installed cost of our microturbines to enhance market opportunities. Our inability to improve the quality of applications, installation and service while reducing associated costs could affect the marketability of our products.

Changes in our product components may require us to replace parts held at distributors.

We have entered into agreements with some of our distributors requiring that if we render parts obsolete in inventories they own and hold in support of their obligations to serve fielded microturbines, we are required to replace the affected stock at no cost to the distributors. It is possible that future changes in our product technology could involve costs that have a material adverse effect on our results of operations, cash flow or financial position.

We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.

Our products are subject to federal, state, local and foreign laws and regulations, governing, among other things, emissions and occupational health and safety. Regulatory agencies may impose special requirements for the implementation and operation of our products or that may significantly affect or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations and requirements that may be adopted or imposed in the future. Furthermore, our potential utility customers must comply with numerous laws and regulations. The deregulation of the utility industry may also create challenges for our marketing efforts. For example, as part of electric utility deregulation, federal, state and local governmental authorities may impose transitional charges or exit fees, which would make it less economical for some potential customers to switch to our products. We can provide no assurances that we will be able to obtain these approvals and changes in a timely manner, or at all. Non-compliance with applicable regulations could have a material adverse effect on our operating results.

The market for electricity and generation products is heavily influenced by federal and state government regulations and policies. The deregulation and restructuring of the electric industry in the United States and elsewhere may cause rule changes that may reduce or eliminate some of the advantages of such deregulation and restructuring. We cannot determine how any deregulation or restructuring of the electric utility industry may ultimately affect the market for our microturbines. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative power sources, including microturbines. Any reduction or termination of such programs could increase the cost to our potential customers, making our systems less desirable, and thereby adversely affect our revenue and other operating results.

Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of the products with the electric grid. Further, they may charge additional fees to customers who install on-site generation or have the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems. This could make our systems less desirable, thereby adversely affecting our revenue and other operating results. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our operations. The cost of electric power generation bears a close relationship to natural gas and other fuels. However, changes to electric utility tariffs often require lengthy regulatory approval and include a mix of fuel types as well as customer categories. Potential customers may perceive the resulting swings in natural gas and electric pricing as an increased risk of investing in on-site generation.

We depend upon the development of new products and enhancements of existing products.

Our operating results depend on our ability to develop and introduce new products, enhance existing products and reduce the costs to produce our products. The success of our products is dependent on several factors, including proper product definition, product cost, timely completion and introduction of the products, differentiation of products from those of our competitors, meeting changing customer requirements, emerging industry standards and market acceptance of these products. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that we will successfully identify new product opportunities, develop and bring new or enhanced products to market in a timely manner, successfully lower costs and achieve market acceptance of our products, or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Operational restructuring may result in asset impairment or other unanticipated charges.

As a result of our corporate strategy, we have identified opportunities to outsource to third-party suppliers certain functions which we currently perform. We believe outsourcing can reduce product costs, improve product quality and increase operating efficiency. These actions may not yield the expected results, and outsourcing may result in production delays or lower quality products. Transitioning to outsourcing may cause certain of our affected employees to leave before the outsourcing is complete. This could result in a lack of the experienced in-house talent necessary to successfully implement the outsourcing. Further, depending on the nature of operations outsourced and the structure of agreements we reach with suppliers to perform these functions, we may experience impairment in the value of manufacturing assets related to the outsourced functions or other unanticipated charges, which could have a material adverse effect on our operating results.

We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales.

We believe that we will need to reduce the unit production cost of our products over time to maintain our ability to offer competitively priced products. Our ability to achieve cost reductions will depend on our ability to develop low cost design enhancements, to obtain necessary tooling and favorable supplier contracts and to increase sales volumes so we can achieve economies of scale. We cannot provide assurance that we will be able to achieve any such production cost reductions. Our failure to achieve such cost reductions could have a material adverse effect on our business and results of operations.

Commodity market factors impact our costs and availability of materials.

Our products contain a number of commodity materials from metals, which include steel, special high temperature alloys, copper, nickel and molybdenum, to computer components. The availability of these commodities could impact our ability to acquire the materials necessary to meet our production requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.

Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.

The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales can cause operating results to vary materially from period to period.

Our business could be negatively affected as a result of a proxy contest.

In March 2016, the Company received a letter from VCM Group LLC, an owner of 200 shares of the Company's common stock giving notice of such stockholder's intention to nominate nine director candidates for election to the Company's board of directors at the Company's 2016 annual meeting of stockholders (the "2016 Annual Meeting"). Although the Company believes that the stockholder's notice letter was deficient because it did not meet the requirements prescribed under our bylaws, and although the Company sent to the stockholder a response letter to that effect, it is possible that a proxy contest involving the stockholder or litigation regarding the stockholder's eligibility to nominate director candidates at the 2016 Annual Meeting will ensue, or that we could become engaged in a proxy contest with another activist stockholder in the future.

A proxy contest and any related litigation would require us to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by management, our board of directors and employees, and would divert the attention of our board of directors and senior management from the pursuit of our business strategy, which could adversely affect our results of operations and financial condition. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our board of directors or senior management team arising from a proxy contest could lead to the perception of a change in the direction of our business, instability or lack of continuity which may be exploited by our competitors and may result in the loss of potential business opportunities and may make it more difficult to pursue our strategic initiatives or attract and retain qualified personnel and business partners, any of which could adversely affect our business and operating results. We may choose to initiate, or may become subject to, litigation as a result of the proxy contest or matters arising from the proxy contest, which would serve as a further distraction to our board of directors, management and employees and would require us to incur significant additional costs. In addition, the market price of our common stock could be subject to significant fluctuation or otherwise be adversely affected by the uncertainties described above or the outcome of a proxy contest or any related litigation.

It also is possible that the director candidates of the stockholder that submitted the March 2016 notice letter, if nominated by such stockholder for election to the Company's board of directors at the 2016 Annual Meeting, could constitute a majority of our board of directors following the 2016 Annual Meeting. Similarly, a future proxy contest with any other activist investor could result in the turnover of a majority of our board of directors. If such a change in the composition of our board of directors were to occur, it could trigger the change of control provisions of certain agreements and arrangements to which the Company is a party, including the Credit Agreements, the Company's Amended and Restated Change of Control Severance Plan and the Amended and Restated Change in Control Severance Agreement, as amended, between the Company and Darren Jamison, our President and Chief Executive Officer.

Under the Credit Agreements, a change of control constitutes an event of default that would entitle Wells Fargo to, among other remedies, declare all of our outstanding borrowings under the Credit Agreements immediately due and payable. Under the Amended and Restated Change of Control Severance Plan and the Amended and Restated Change in Control Severance Agreement, as amended, following a change of control, upon the occurrence of a qualifying termination of Mr. Jamison or certain of the Company's other executive officers and employees, the Company will be obligated to make specified severance payments to the terminated employee.

If such a change in our board composition were to occur, and if our board of directors were unable to take certain mitigating action to avoid triggering, or if the Company were unable to obtain a waiver of, these and other similar change of control provisions to which the Company is subject, the resulting payments and other obligations required of the Company could have a material adverse effect on our liquidity and ability to conduct our business or could otherwise materially and adversely affect our business, results of operations and financial condition.

Potential intellectual property, labor, product liability, stockholder or other litigation may adversely impact our business.

From time to time, we may face litigation relating to intellectual property, labor, product liability, stockholder and other matters. An adverse judgment could negatively impact our financial position and results of operations, the trading price of our common stock and our ability to obtain future financing on favorable terms or at all. Whether or not resolved in a manner adverse to us, any litigation could be costly, divert management attention or result in increased costs of doing business. Further, our insurance coverage is limited for these and other claims against us, and we may not have adequate insurance or financial resources to pay for our liabilities or losses from any such claims.

Our business could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.

We view our intellectual property rights as important assets. We seek to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing and confidentiality agreements. These protections may not be adequate to prevent third parties from using our intellectual property without our authorization, breaching any confidentiality agreements with us, copying or reverse engineering our products, or developing and marketing products that are substantially equivalent to or superior to our own. The unauthorized use of our intellectual property by others could reduce our competitive advantage and harm our business. If it became necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly and we may not prevail. We cannot guarantee that any patents, issued or pending, will provide us with any competitive advantage or will not be challenged by third parties. Moreover, the expiration of our patents may lead to increased competition with respect to certain products. In addition, we cannot be certain that we do not or will not infringe third parties' intellectual property rights. Any such claim, even if it is without merit, may be expensive and time-consuming to defend, subject us to damages, cause us to cease making, using or selling certain products that incorporate the disputed intellectual property, require us to redesign our products, divert management time and attention and/or require us to enter into costly royalty or licensing arrangements.

We may incur costs and liabilities as a result of product liability claims.

We face a risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other damage. Although we currently maintain product liability insurance coverage, we may not be able to obtain such insurance on acceptable terms in the future, if at all, or obtain insurance that will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. A significant unsuccessful product liability defense could have a material adverse effect on our financial condition and results of operations. In addition, we believe our business depends on the strong brand reputation we have developed. If our reputation is damaged, we may face difficulty in maintaining our market share and pricing with respect to some of our products, which could reduce our sales and profitability.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control. Our executive offices and manufacturing facilities are located in southern California. Because the southern California area is located in an earthquake-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our facilities in southern California and the surrounding transportation infrastructure, which could affect our ability to make and transport our products. If an earthquake, fire or other natural disaster occurs at or near our facilities, our business, financial condition, operating results and cash flow could be materially adversely affected.

Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

Provisions of our second amended and restated certificate of incorporation, as amended, amended and restated bylaws and our stockholder rights plan, as well as provisions of the General Corporation Law of the State of Delaware, could discourage, delay or prevent unsolicited proposals to merge with or acquire us, even though such proposals may be at a premium price or otherwise beneficial to you. These provisions include our board's authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval, and the following provisions of Delaware law that restrict many business combinations.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date such stockholder acquired such status unless appropriate board or stockholder approvals are obtained.

Our board of directors has adopted a stockholder rights plan, pursuant to which one preferred stock purchase right has been issued for each share of our common stock authorized and outstanding. Until the occurrence of certain prescribed events, the rights are not exercisable and are transferable along with, and only with, each share of our common stock and are evidenced by the common stock certificates. One preferred stock purchase right will also be issued with each share of our common stock we issue in the future until the rights plan expires or is terminated or we redeem or exchange the rights for other property in accordance with the terms of the rights plan or at such time, if any, as the rights separate from each share of our common stock and become exercisable. Each share of Series A Junior Participating Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all dividends or other distributions, including non-cash dividends (payable in kind), declared on our common stock other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock. The rights plan prohibits the issuance of additional rights after the rights separate from our common stock. The rights plan is intended to protect our stockholders in the event of an unfair or coercive offer to acquire us. However, the existence of the rights plan may discourage, delay or prevent a merger or acquisition of us that is not supported by our board of directors.

For additional information about some of these matters, see "Description of Common Stock – Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws" in the accompanying prospectus.

Risks Related to this Offering

The market price of our common stock has been and may continue to be highly volatile and you could lose all or part of your investment in our securities.

An investment in our securities is risky, and stockholders could lose their investment in our securities or suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock is highly volatile and is likely to continue to be highly volatile. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price may include, among other things:

  •
  actual or anticipated variations in quarterly operating results;

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  market sentiment toward alternative energy stocks in general or toward Capstone;

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  changes in financial estimates or recommendations by securities analysts;

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  conditions or trends in our industry or the overall economy;

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  loss of one or more of our significant customers;

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  further decreases in or continued low levels of oil, natural gas and electricity prices;

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  errors, omissions or failures by third parties in meeting commitments to us;

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  changes in the market valuations or earnings of our competitors or other technology companies;

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  the trading of options on our common stock;

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  announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

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  announcements of significant market events, such as power outages, regulatory changes or technology changes;

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  changes in the estimation of the future size and growth rate of our market;

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  future equity financings;

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  the failure to produce our products on a timely basis in accordance with customer expectations;

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  the inability to obtain necessary components on time and at a reasonable cost;

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  litigation or disputes with customers or business partners;

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  capital commitments;

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  additions or departures of key personnel;

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  sales or purchases of our common stock;

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  the trading volume of our common stock; and

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  developments relating to litigation or governmental investigations.

In addition, the stock market in general, and the Nasdaq Capital Market and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. The market prices of securities of technology companies and companies servicing the technology industries have been particularly volatile. These broad market and industry factors may cause a material decline in the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. This type of litigation, regardless of whether we prevail on the underlying claim, could result in substantial costs and a diversion of management's attention and resources, which could materially harm our financial condition, results of operations and cash flow.

Investors in this offering will experience immediate and substantial dilution.

After giving effect to the sale of 2,700,000 shares of our common stock in this offering at the public offering price of $1.75 per share, the sale of 5,515,000 shares of our common stock underlying the pre-funded Series B warrants offered hereunder at the public offering price of $1.74 (which equals the public offering price of the common stock less the nominal $0.01 per share exercise price of each pre-funded Series B warrant offered hereunder), and the sale, but not the exercise, of the Series A warrants offered hereunder (which sale of Series A warrants, for the avoidance of doubt, has not been attributed any value hereunder), and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding the proceeds to us, if any, from the exercise of the pre-funded Series B warrants issued pursuant to this offering, based on our net tangible book value as of December 31, 2015, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $0.47 per share in the net tangible book value of the common stock. The future exercise of outstanding options and warrants, including the Series A warrants issued hereunder, will result in further dilution of your investment. See "Dilution" on page S-24 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further financial losses that could have a material and adverse effect on our business, cause the market price of our common stock to decline or delay the development of our products.

The warrants are a new issue of securities with no established trading market.

The warrants are a new issue of securities with no established trading market. The warrants will not be listed on any securities exchange or quotation system. There can be no assurance that a trading market for the warrants will develop or as to the liquidity of any trading market for the warrants that may develop. The absence of a trading market or liquidity for the warrants may adversely affect their value.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants, particularly the Series A warrants, included in this offering may not have any value.

Each Series A warrant has an initial exercise price of $2.55 per share of common stock, will be exercisable, subject to certain limitations, six months after the date of issuance and will expire five years after the first day it is exercisable. Each pre-funded Series B warrant has an aggregate exercise price of $1.75 with a nominal exercise price of $0.01 per share of common stock, will be exercisable, subject to certain limitations, upon issuance and will expire nine months from the date of issuance. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

The terms of the warrants offered hereby prohibit a holder from exercising its warrants if doing so would result in such holder (together with such holder's affiliates) beneficially owning more than 4.99% (which threshold may be decreased or increased, but not above 9.99%, at the election of the holder upon prior written notice to the Company) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements include statements concerning, among other things, compliance with and availability of our line of credit, our future results of operations, sales expectations, research and development activities, our ability to develop markets for our products, our ability to produce products on a timely basis in a high quality manner, sources for and costs of component parts, federal, state and local regulations, general business, industry and economic conditions applicable to us, customer uses of our microturbines, closing of the offering, net proceeds from and expenses related to the offering, our use of proceeds from the offering, dilution resulting from the offering, exercise of the additional sale options offered hereby. When used in this prospectus supplement, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "should," "could," "may" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

In addition, we have incorporated by reference into this prospectus supplement certain preliminary estimates of our financial results for the quarter and year ended March 31, 2016. We are currently in the process of finalizing our financial results for the year ended March 31, 2016 and these financial results are based on the most current information available to management. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the year ended March 31, 2016, are finalized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including those risks described above. We caution you that these factors, as well as the risk factors included and incorporated by reference in this prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot accurately predict such future risk factors, nor can we assess the impact, if any, of such possible future risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You are advised to review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements are based on expectations, assumptions and other facts and circumstances as of the respective dates of the documents in which those forward-looking statements appear and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

 USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $13.1 million. This amount does not give effect to any exercise of the warrants being offered and issued in this offering.

We intend to use the net proceeds from the securities sold by us in the offering to fund working capital requirements and for general corporate purposes. While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

 DILUTION

This offering will result in an increase in the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2015 was $22.5 million, or $1.15 per share of common stock. Net tangible book value per share represents our total tangible assets as of December 31, 2015 (which excludes goodwill and other intangible assets), less our total liabilities as of December 31, 2015 divided by the aggregate number of shares of our common stock outstanding as of December 31, 2015.

After giving effect to the sale of 2,700,000 shares of our common stock in this offering at the public offering price of $1.75 per share, the sale of 5,515,000 shares of our common stock underlying the pre-funded Series B warrants offered hereunder at the public offering price of $1.74 (which equals the public offering price of the common stock less the nominal $0.01 per share exercise price of each pre-funded Series B warrant offered hereunder), and the sale, but not the exercise, of the Series A warrants offered hereunder (which sale of Series A warrants, for the avoidance of doubt, has not been attributed any value hereunder), and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding the proceeds to us, if any, from the exercise of the pre-funded Series B warrants issued pursuant to this offering, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $35.6 million, or $1.28 per share. This amount represents an immediate increase in net tangible book value of $0.13 per share as a result of this offering and an immediate dilution of approximately $0.47 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share of common stock		$1.75
Net tangible book value per share as of December 31, 2015 (unaudited)	$1.15
Increase in net tangible book value per share attributable to new investors	$0.13

As adjusted net tangible book value per share after this offering		$1.28

Dilution per share to new investors participating in this offering		$0.47

The per share data appearing above is based on 19,663,666 shares of common stock outstanding as of December 31, 2015, and excludes the following shares of common stock:

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  536,139 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $22.29 per share;

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  274,297 shares of common stock issuable upon vesting of outstanding restricted stock units;

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  229,838 shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans; and

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  4,107,500 shares of common stock issuable upon the exercise of the Series A warrants offered hereunder; and

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  4.0 million shares of our common stock sold after December 31, 2015 pursuant to our "at the market" equity offering program.

To the extent that outstanding options are exercised or outstanding restricted stock units vest, you will experience further dilution. In addition, we may choose to raise additional capital as a result of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The information above does not give effect to the potential exercises of the warrants offered by this prospectus supplement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 2,700,000 shares of our common stock, par value $0.001 per share, and Series A warrants to purchase up to 4,107,500 shares of our common stock. We are also offering to certain investors whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering the opportunity to purchase, in lieu of shares of our common stock, pre-funded Series B warrants to purchase up to 5,515,000 shares of our common stock. Every two shares of common stock will be sold with a Series A warrant to purchase one share of common stock at a collective price of $3.50 (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock). Every two pre-funded Series B warrants will be sold with a Series A warrant to purchase one share of common stock at a collective price of $3.48 (which collective price, for the avoidance of doubt, does not attribute any value to the Series A warrant to purchase one share of common stock). The shares of common stock or pre-funded Series B warrants, as applicable, and the Series A warrants are immediately separable and will be issued separately, but will be purchased together.

The Series A warrants will be exercisable, subject to certain limitations, during the period commencing six months after the date of the issuance and will expire five years after the first day they are exercisable. The pre-funded Series B warrants will be exercisable, subject to certain limitations, upon issuance and will expire nine months from the date of issuance, subject to extension under certain circumstances.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Common Stock" starting on page 6 of the accompanying prospectus.

Series A Warrants

The material terms and provisions of the Series A warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of Series A warrant to purchase common stock that is included as Annex A to this prospectus supplement. You should review form of Series A warrant to purchase common stock for a complete description of the terms and conditions of the Series A warrants being issued in this offering.

Exercisability.    Holders of the Series A warrants may exercise the Series A warrants at any time or times during the period commencing six months after the date of the issuance and ending five years after the first day they are exercisable. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full of the applicable exercise price (except in the case of a cashless exercise as discussed below).

Exercise Price.    The exercise price per share of common stock purchasable upon exercise of the Series A warrants is $2.55. The exercise price is subject to appropriate adjustment upon the occurrence of certain events as set forth in the Series A warrants, including in the event of stock dividends and distributions, recapitalization, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Cashless Exercise.    If at any time during the Series A warrant exercisability period a registration statement covering the shares of common stock issuable upon exercise of Series A warrants that are the subject of such exercise notice is not available for the resale of such shares and the Series A warrant holder so elects, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, elect instead to receive upon such exercise the "net number" of shares of common stock determined according to a formula set forth in the Series A warrant.

Exercise Limitation.    Unless otherwise specified in the applicable Series A warrant, the holder will not have the right to exercise any portion of the Series A warrant if the holder (together with its affiliates) would beneficially own in excess of the then-current percentage ownership threshold (which threshold shall initially be 4.99% and may thereafter be adjusted, but in no event above 9.99%, at the election of the holder upon 61 days' prior written notice to the Company) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants.

Transferability.    Subject to applicable laws, the Series A warrants may be transferred at the option of the holders upon surrender of the Series A warrants to us.

Insufficient Authorized Shares.    So long as any of the Series A warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 100% of the maximum number of shares of common stock issuable upon the exercise of all of the Series A warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the Series A warrants then outstanding, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 90 days after such failure.

Exchange Listing.    We do not plan on making an application to list the Series A warrants on the Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system.

Fundamental Transactions.    In the event of any fundamental transaction, or any public announcement or disclosure of the potential occurrence of a fundamental transaction, as described in the Series A warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then unless otherwise elected by the warrant holder, we must cause the successor entity to assume in writing all of the Company's obligations under each non-electing holder's Series A warrants. Additionally, following any fundamental transaction that is also a change of control, as described in the Series A warrants, then if elected by the warrant holder via written notice delivered to us within 90 days following such change of control, we must acquire (or cause the successor entity to acquire) all of the electing holder's Series A warrants outstanding as of the effective date of such change of control by paying to such holder, at our option, either common stock (or qualifying securities of the successor entity) or cash, in each case in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder's Series A warrants that remained as of the effective date of such change of control.

Rights as a Stockholder.    Except as otherwise provided in the Series A warrants or by virtue of a holder's ownership of shares of our common stock, the holders of the Series A warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A warrants.

Waivers and Amendments.    In no event may the provisions of any Series A warrant be amended or waived without the written consent of the holder of that Series A warrant.

Pre-Funded Series B Warrants

The material terms and provisions of the pre-funded Series B warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded Series B warrant to purchase common stock that is included as Annex B to this prospectus supplement. You should review form of pre-funded Series B warrant to purchase common stock for a complete description of the terms and conditions of the pre-funded Series B warrants being issued in this offering.

Exercisability.    Holders of the warrants may exercise the pre-funded Series B warrants at any time or times during the period commencing upon issuance and will ending nine months from the date of issuance, subject to extension under certain circumstances. The pre-funded Series B warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full of the applicable exercise price (except in the case of a cashless exercise as discussed below).

Exercise Price.    The aggregate exercise price per share of common stock purchasable upon exercise of the pre-funded Series B warrants is $1.75. The exercise price is subject to appropriate adjustment upon the occurrence of certain events as set forth in the pre-funded Series B warrants, including in the event of stock dividends and distributions, recapitalization, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price of the pre-funded Series B warrants, except for the nominal exercise price of $0.01 per share of common stock, will have been pre-funded to the Company and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per share of common stock) shall be required to be paid by the holders to any person to effect any exercise of the pre-funded Series B warrants. The holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever, including in the event a pre-funded Series B warrant shall not have been exercised prior to its expiration.

Cashless Exercise.    If at any time during the pre-funded Series B warrant exercisability period a registration statement covering the shares of common stock issuable upon exercise of pre-funded Series B warrants that are the subject of such exercise notice is not available for the resale of such shares and the pre-funded Series B warrant holder so elects, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, elect instead to receive upon such exercise the "net number" of shares of common stock determined according to a formula set forth in the pre-funded Series B warrant.

Exercise Limitation.    Unless otherwise specified in the applicable pre-funded Series B warrant, the holder will not have the right to exercise any portion of the pre-funded Series B warrant if the holder (together with its affiliates) would beneficially own in excess of the then-current percentage ownership threshold (which threshold shall initially be 4.99% and may thereafter be adjusted, but in no event above 9.99%, at the election of the holder upon 61 days' prior written notice to the Company) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded Series B warrants.

Transferability.    Subject to applicable laws, the pre-funded Series B warrants may be transferred at the option of the holders upon surrender of the pre-funded Series B warrants to us.

Insufficient Authorized Shares.    So long as any of the pre-funded Series B warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 100% of the maximum number of shares of common stock issuable upon the exercise of all of the pre-funded Series B warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the pre-funded Series B warrants then outstanding, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 90 days after such failure.

Exchange Listing.    We do not plan on making an application to list the pre-funded Series B warrants on the Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system.

Fundamental Transactions.    In the event of any fundamental transaction, or any public announcement or disclosure of the potential occurrence of a fundamental transaction, as described in the pre-funded Series B warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then unless otherwise elected by the warrant holder, we must cause the successor entity to assume in writing all of the Company's obligations under each non-electing holder's pre-funded Series B warrants. Additionally, following any fundamental transaction that is also a change of control, as described in the pre-funded Series B warrants, then if elected by the warrant holder via written notice delivered to us within 90 days following such change of control, we must acquire (or cause the successor entity to acquire) all of the electing holder's pre-funded Series B warrants outstanding as of the effective date of such change of control by paying to such holder, at our option, either common stock (or qualifying securities of the successor entity) or cash, in each case in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder's prefunded Series B warrants that remained as of the effective date of such change of control.

Rights as a Stockholder.    Except as otherwise provided in the pre-funded Series B warrants or by virtue of a holder's ownership of shares of our common stock, the holders of the pre-funded Series B warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded Series B warrants.

Waivers and Amendments.    In no event may the provisions of any pre-funded Series B warrant be amended or waived without the written consent of the holder of that pre-funded Series B warrant.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock and warrants being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from the number of shares of our common stock and warrants set forth opposite its name below.

Underwriter	Shares of common stock	Series A Warrants	Pre-Funded Series B Warrants
Oppenheimer & Co. Inc.	2,295,000	3,491,375	4,687,750
Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC	405,000	616,125	827,250

Total	2,700,000	4,107,500	5,515,000

If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and commissions.    The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown without giving effect to any exercise of the warrants being issued in this offering.

We estimate that the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $300,000 and are payable by us. We have also agreed to pay certain reasonable and documented costs and expenses of the underwriters, including the fees and expenses of underwriters' counsel.

	Per Two Shares and Series A Warrant	Per Two Pre-Funded Series B Warrants and Series A Warrant	Total
Public offering price	$3.50	$3.48	$14,321,100
Underwriting discount and commission	$0.22	$0.22	$895,069
Proceeds, before expenses, to us	$3.28	$3.26	$13,426,031

The underwriters propose to offer the shares of common stock and warrants to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock and warrants to securities dealers at the public offering price less a concession not in excess of $0.13125 per collective two shares and a Series A warrant or per collective two Pre-Funded Series B warrant and a Series A warrant. If all of the shares and warrants are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary accounts.    The underwriters do not intend to confirm sales of the shares and warrants to any accounts over which they have discretionary authority.

Stabilization.    In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

  •
  Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

  •
  Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market. If the underwriters sell more securities than could be purchased under the underwriting agreement and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.    In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-up agreements.    Pursuant to certain "lock-up" agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Oppenheimer & Co. Inc., for a period of, in the case of the Company, 150 days and, in the case of our executive officers and directors, 90 days after the date of filing of the final prospectus supplement.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit parties to the "lock-up" agreements, among other things and subject to restrictions, to make certain gifts. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

Electronic offer, sale and distribution of securities.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other relationships.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

 LEGAL MATTERS

Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, will pass upon the validity of the shares of common stock and warrants offered by this prospectus supplement on our behalf. Proskauer Rose LLP, New York, New York, will act as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements and schedule of Capstone Turbine Corporation as of March 31, 2015 and 2014, and for each of the years in the three-year period ended March 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC's website at www.sec.gov.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

This prospectus supplement and the accompanying prospectus summarize provisions of contracts and other documents that we refer you to. Since those summaries are not complete and this prospectus supplement and the accompanying prospectus do not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are incorporating by reference information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(a)   our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

(b)   our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015;

(c)   our Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders;

(d)   our Current Reports on Form 8-K, filed with the SEC on April 16, 2015, June 19, 2015, July 6, 2015, August 28, 2015, November 6, 2015, November 24, 2015 and April 4, 2016; provided that this prospectus supplement does not incorporate any information that was furnished to the SEC under Item 2.02 or Item 7.01 of such Current Reports on Form 8-K;

(e)   the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 22, 2000 including any subsequent amendment or report filed for the purpose of amending such description and the description of our Preferred Stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description; and

(f)    any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus supplement will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

The information incorporated by reference is deemed to be a part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any other document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that any statement contained in this prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes the statement.

You can obtain copies of the documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement without charge through our website (www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
(818) 734-5300

Annex A

Form of Series A Warrant to Purchase Common Stock

CAPSTONE TURBINE CORPORATION

SERIES A WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: April 22, 2016 ("Issuance Date")

Capstone Turbine Corporation, a company organized under the laws of Delaware (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after October 23, 2016 (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                         (                        )(1) fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Series A Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Underwriting Agreement, dated as of April 19, 2016 (the "Subscription Date") by and between the Company and Oppenheimer & Co. Inc., (ii) the Company's Registration Statement on Form S-3 (File number 333-203431) (the "Registration Statement") and (iii) the Company's prospectus supplement dated as of April 19, 2016.

1.    EXERCISE OF WARRANT.

(a)    Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent"). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the

(1)
Insert [    ]% of the number of shares of Common Stock purchased pursuant to the Underwriting Agreement.

  Exercise Notice has been delivered to the Company, then on or prior to the third (3rd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (except consents and waiver provided under Section 9 hereof), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise. The Company may request a certificate from the Holder upon receipt of an Exercise Notice to the effect that the Holder does not beneficially own in excess of the Maximum Percentage (as defined below), and the Company shall have the right to rely on such certificate.

(b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means $2.55, subject to adjustment as provided herein.

(c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the

DTC Fast Automated Securities Transfer Program, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant (an "Exercise Failure") and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date (the "Buy-In Payment Amount"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. Notwithstanding anything herein to the contrary, at any time a registration statement (which may be the Registration Statement) is not available for the issuance or resale of the Warrant Shares that are subject to an Exercise Notice, all exercises of this Warrant shall be deemed to have been made as a Cashless Exercise (and any Aggregate Exercise Price paid to the Company in cash with respect thereto shall be promptly returned to the Holder in connection therewith).

(d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Exercise Notice Warrant Shares is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A × B) – (A × C) B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the last Weighted Average Price immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable "cashless exercise", as set forth in the applicable Notice of Exercise (to clarify, the "last Weighted Average Price" will be the last Weighted Average Price as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day's Weighted Average Price shall be used in this calculation).
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f)    Beneficial Ownership.    Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g)    Required Reserve Amount.    So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h)    Insufficient Authorized Shares.    If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure and the Authorized Share Failure still exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)    Voluntary Adjustment By Company.    The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)    Adjustment Upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)    Fundamental Transactions.    The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, a warrant which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(g) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company, to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the "Corporate Event Consideration") which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered before the 90th day after such Change of Control, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within ten Business Days after such request (or, if later, on the effective date of the Change in Control), at the option of the Company, either (x) Common Stock (or corresponding Corporate Event Consideration, as applicable) valued at the value of the consideration received by the shareholders in such Change of Control or (y) cash, in each case, in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control.

(c)    Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.    REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or facsimile or (b) from outside the United States, by International Federal Express, or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) if delivered by facsimile, upon electronic confirmation of receipt of such facsimile, and will be delivered and addressed as follows:

(i)  if to the Company, to:

  Capstone Turbine Corporation
  21211 Nordhoff Street
  Chatsworth, California 91311
  Attention: Corporate Counsel
  Facsimile: 818.734.5321

(ii)  if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.    GOVERNING LAW; JURISDICTION; JURY TRIAL.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or fair market value of the Common Stock or Corporate Event Consideration, as applicable, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price or fair market value of the Common Stock or Corporate Event Consideration, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.    TRANSFER.    This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company in accordance with Section 7(a) hereof.

14.    SEVERABILITY; CONSTRUCTION; HEADINGS.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15.    DISCLOSURE.    Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

(a)   "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)   "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)   "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (iv) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, and the Expiration Date (v) a zero cost of borrow and (vi) a 360 day annualization factor.

(d)   "Bloomberg" means Bloomberg Financial Markets.

(e)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)    "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(g)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(h)   "Common Stock" means (i) the Company's Common Stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(i)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)    "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.

(k)   "Expiration Date" means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(l)    "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)  "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)   "Principal Market" means The NASDAQ Capital Market.

(r)   "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.

(s)   "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(t)    "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(v)   "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.

(w)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CAPSTONE TURBINE CORPORATION
By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES A WARRANT TO PURCHASE COMMON STOCK

CAPSTONE TURBINE CORPORATION

The undersigned holder (the "Holder") hereby exercises the right to purchase                         of the shares of Common Stock ("Warrant Shares") of Capstone Turbine Corporation, a company organized under the laws of Delaware (the "Company"), evidenced by the attached Series A Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

                        a "Cash Exercise" with respect to                        Warrant Shares; and/or

                        a "Cashless Exercise" with respect to                        Warrant Shares.

2.     Payment of Exercise Price.    In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $            to the Company in accordance with the terms of the Warrant.

3.     Representations and Warranties.    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be beneficially owned under Section 1(f) of the Warrant.

4.     Delivery of Warrant Shares.    The Company shall deliver to the Holder, or its designee or agent as specified below,                         Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐  Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐  Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:                        ,

Name of Registered Holder
By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Inc. to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

CAPSTONE TURBINE CORPORATION
By:
Name:
Title:

Annex B

Form of Pre-Funded Series B Warrant to Purchase Common Stock

CAPSTONE TURBINE CORPORATION

PRE-FUNDED SERIES B WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: April 22, 2016 ("Issuance Date")

Capstone Turbine Corporation, a company organized under the laws of Delaware (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                             (                            )(1) fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares"); provided, however, in the event that on the Expiration Date the Holder beneficially owns the Maximum Percentage (as defined below) then the Expiration Date shall be tolled and extended until such time that the Holder beneficially owns less than the Maximum Percentage, provided, further, in the event that at any such time the Holder owns less than the Maximum Percentage the Holder shall be required to exercise this Warrant up to the Maximum Percentage within thirty (30) Trading Days from the date that the Holder owns less than the Maximum Percentage and the remaining unexercised portion of this Warrant shall remain outstanding until such time that the Holder can exercise this Warrant without exceeding the Maximum Percentage. Notwithstanding anything herein to the contrary, in no event shall this proviso be interpreted or enforced to cause the Holder to exceed the Maximum Percentage nor surrender any rights to receive the underlying Warrant Shares. Except as otherwise defined herein, capitalized terms in this Pre-funded Series B Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Underwriting Agreement, dated as of April 19, 2016 (the "Subscription Date") by and between the Company and Oppenheimer & Co. Inc., (ii) the Company's Registration Statement on Form S-3 (File number 333-203431) (the "Registration Statement") and (iii) the Company's prospectus supplement dated as of April 19, 2016.

The Aggregate Exercise Price (as defined below) of this Warrant, except for a nominal exercise price of $0.01 per Warrant Share, was pre-funded to the Company on or prior to the initial Issuance Date and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid Aggregate Exercise Price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Expiration Date.

1.    EXERCISE OF WARRANT.

(a)    Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at

(1)
Insert [      ]% of the number of shares of Common Stock purchased pursuant to the Underwriting Agreement.

  any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent"). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the third (3rd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (except consents and waiver provided under Section 9 hereof), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise. The Company may request a certificate from the Holder upon receipt of an Exercise Notice to the effect that the Holder does not beneficially own in excess of the Maximum Percentage (as defined below), and the Company shall have the right to rely on such certificate.

(b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means $1.75, subject to adjustment as provided herein.

(c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant (an "Exercise Failure") and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date (the "Buy-In Payment Amount"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. Notwithstanding anything herein to the contrary, at any time a registration statement (which may be the Registration Statement) is not available for the issuance or resale of the Warrant Shares that are subject to an Exercise Notice, all exercises of this Warrant shall be deemed to have been made as a Cashless Exercise (and any Aggregate Exercise Price paid to the Company in cash with respect thereto shall be promptly returned to the Holder in connection therewith).

(d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Exercise Notice Warrant Shares is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A × B) – (A × C) B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.
B=
the last Weighted Average Price immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable "cashless exercise", as set forth in the applicable Notice of Exercise (to clarify, the "last Weighted Average Price" will be the last Weighted Average Price as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day's Weighted Average Price shall be used in this calculation).
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f)    Beneficial Ownership.    Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this

Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g)    Required Reserve Amount.    So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h)    Insufficient Authorized Shares.    If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure and the Authorized Share Failure still exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)    Voluntary Adjustment By Company.    The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)    Adjustment Upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)    Fundamental Transactions.    The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, a warrant which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(g) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company, to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the "Corporate Event Consideration") which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered before the 90th day after such Change of Control, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within ten Business Days after such request (or, if later, on the effective date of the Change in Control), at the option of the Company, either (x) Common Stock (or corresponding Corporate Event Consideration, as applicable) valued at the value of the consideration received by the shareholders in such Change in Control or (y) cash, in each case, in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control.

(c)    Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.    REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or facsimile or (b) from outside the United States, by International Federal Express, or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) if delivered by facsimile, upon electronic confirmation of receipt of such facsimile, and will be delivered and addressed as follows:

(i)  if to the Company, to:

  Capstone Turbine Corporation
  21211 Nordhoff Street
  Chatsworth, California 91311
  Attention: Corporate Counsel
  Facsimile: 818.734.5321

(ii)  if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.    GOVERNING LAW; JURISDICTION; JURY TRIAL.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or fair market value of the Common Stock or Corporate Event Consideration, as applicable, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price or fair market value of the Common Stock or Corporate Event Consideration, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.    TRANSFER.    This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company in accordance with Section 7(a) hereof.

14.    SEVERABILITY; CONSTRUCTION; HEADINGS.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15.    DISCLOSURE.    Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

(a)   "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)   "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)   "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (iv) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, and the Expiration Date (v) a zero cost of borrow and (vi) a 360 day annualization factor.

(d)   "Bloomberg" means Bloomberg Financial Markets.

(e)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)    "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(g)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(h)   "Common Stock" means (i) the Company's Common Stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(i)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)    "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.

(k)   "Expiration Date" means the date nine (9) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(l)    "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)  "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)   "Principal Market" means The NASDAQ Capital Market.

(r)   "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.

(s)   "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(t)    "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(v)   "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.

(w)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Pre-funded Series B Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CAPSTONE TURBINE CORPORATION
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
PRE-FUNDED SERIES B WARRANT TO PURCHASE COMMON STOCK

CAPSTONE TURBINE CORPORATION

The undersigned holder (the "Holder") hereby exercises the right to purchase                         of the shares of Common Stock ("Warrant Shares") of Capstone Turbine Corporation, a company organized under the laws of Delaware (the "Company"), evidenced by the attached Pre-funded Series B Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

                        a "Cash Exercise" with respect to                        Warrant Shares; and/or

                        a "Cashless Exercise" with respect to                        Warrant Shares.

2.     Payment of Exercise Price.    In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $            to the Company in accordance with the terms of the Warrant.

3.     Representations and Warranties.    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be beneficially owned under Section 1(f) of the Warrant.

4.
Delivery of Warrant Shares.    The Company shall deliver to the Holder, or its designee or agent as specified below,                         Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐
Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐
Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date:                        ,

Name of Registered Holder
By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Inc. to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

CAPSTONE TURBINE CORPORATION
By:
Name:
Title:

PROSPECTUS

Capstone Turbine Corporation
$100,000,000

Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

        We may from time to time offer, issue and sell, in one or more series, together or separately, the following:

  •
  shares of our Common Stock;

  •
  warrants to purchase shares of our Common Stock;

  •
  shares of our Preferred Stock;

  •
  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

  •
  rights to purchase the foregoing securities (see "Plan of Distribution"); or

  •
  any combination of these securities.

        We will offer such securities at an aggregate public offering price of up to $100,000,000, or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars, on terms determined at the time we offer such securities. We may offer such securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable supplement to this prospectus. The applicable prospectus supplement will also contain information about any listing on a securities exchange of the securities covered by such prospectus supplement.

        We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See "Plan of Distribution." Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

        Our Common Stock is listed on the Nasdaq Global Market under the symbol "CPST."

        Investing in these securities involves risks. You should carefully review the discussion under the heading "Risk Factors" on page 4 regarding information included and incorporated by reference in the prospectus and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus to "Capstone," "the Company," "we," "us" and "our" refer to Capstone Turbine Corporation, a Delaware corporation, unless the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning, among other things, our future results of operations, research and development activities, sales expectations, our ability to develop markets for our products and to produce products at a pace commensurate with demand, sources for parts, federal, state and local regulations and general business, industry and economic conditions applicable to us. When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "should," "could," "may" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

        There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Factors that could cause our actual results to differ materially from the forward-looking statements include:

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  Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable;

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  We may be unable to fund our future operating requirements, which could force us to curtail our operations;

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  If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern;

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  Impairment charges on our long-lived assets, including intangible assets with finite lives, would adversely affect our financial position and results of operations;

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  A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations;

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  Our operating results are dependent, in large part, upon the successful commercialization of our products. Failure to produce our products as scheduled and budgeted would materially and adversely affect our business and financial condition;

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  We may not be able to produce our products on a timely basis if we fail to correctly anticipate product supply requirements or if we suffer delays in production resulting from issues with our suppliers. Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, or they may provide components at significantly increased prices;

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  We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations;

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  Adverse economic conditions may have an impact on our business and financial condition, including some effects we may not be able to predict;

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  Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure;

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  We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively;

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  If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer;

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  Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets;

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  The current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government against certain companies and individuals may hinder our ability to conduct business with potential or existing customers and vendors in these countries;

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  We cannot be certain of the future effectiveness of our internal controls over financial reporting. If we are unable to maintain effective internal controls over our financial reporting, investors may lose confidence in our ability to provide reliable and timely reports and the value of our common stock may decline;

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  We may not be able to retain or develop relationships with original equipment manufacturers or distributors in our targeted markets, in which case our sales would not increase as expected;

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  Activities necessary to integrate any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated;

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  We have substantial accounts receivable, and increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on our cash flows and results of operations;

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  Loss of a significant customer could have a material adverse effect on our results of operations;

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  We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets;

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  Changes in our product components may require us to replace parts held at distributors;

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  We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines;

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  Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products;

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  We depend upon the development of new products and enhancements of existing products;

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  Operational restructuring may result in asset impairment or other unanticipated charges;

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  We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales;

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  Commodity market factors impact our costs and availability of materials;

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  Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations;

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  Potential litigation may adversely impact our business;

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  Our business could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights;

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  Our results of operations could be materially and adversely affected by risks related to cyber security threats;

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  We may incur costs and liabilities as a result of product liability claims;

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  We have significant tax assets, usage of which may be subject to limitations in the future;

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  Our success depends in significant part upon the continuing service of management and key employees;

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  Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control;

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  If we continue to fail to meet all applicable Nasdaq Global Market requirements and Nasdaq determines to delist our Common Stock, the delisting could adversely affect the market liquidity of our Common Stock, impair the value of your investment and adversely affect our ability to raise needed funds;

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  The market price of our Common Stock has been and may continue to be highly volatile and you could lose all or part of your investment in our securities; and

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  Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

        We caution you that these factors, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You should review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update publicly or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

THE COMPANY

        We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power, integrated combined heat and power, and combined cooling, heat and power), resource recovery and secure power. In addition, our microturbines can be used as battery charging generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. There are several technologies which are used to provide "on-site power generation" (also called "distributed generation"), such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines can provide clean, on-site power with lower scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines can provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand-alone feature, customers can produce their own energy in the event of a power outage and can use the microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating. Our microturbines are sold primarily through our distributors. Our distributors install the microturbines. Service is provided directly by us through our Factory Protection Plan or by our distributors. Successful implementation of microturbines relies on the quality of the microturbine, marketability for appropriate applications, and the quality of the installation and support.

        Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311 and our telephone number at that address is: (818) 734-5300. Our web site address is www.capstoneturbine.com. Information on our web site is not part of this prospectus.

USE OF PROCEEDS

        Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness outstanding at that time until they are used for their stated purpose.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended March 31,
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Ratio of combined fixed charges and preference dividends to earnings(1)	N/A	N/A	N/A	N/A	N/A

(1)
For the fiscal years ended March 31, 2011, 2012, 2013, 2014 and 2015, our earnings were inadequate to cover fixed charges. The coverage deficiencies were $38.3 million, $18.6 million, $21.9 million, $16.1 million and $31.4 million, respectively.

For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense; and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding capitalized interest).

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

        We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $100,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:

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  shares of our Common Stock;

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  warrants to purchase shares of our Common Stock;

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  shares of our Preferred Stock;

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  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

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  rights to purchase the foregoing securities (see "Plan of Distribution"); or

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  any combination of these securities.

        We may offer and sell these securities separately or together, in separate classes or series, each on terms to be determined at the time of the offering. We may issue debt securities and/or shares of Preferred Stock that are exchangeable for and/or convertible into Common Stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

        Our authorized capital stock consists of 515,000,000 shares of Common Stock, $0.001 par value. As of June 8, 2015 there were 330,689,556 shares of our Common Stock outstanding.

        This section summarizes the general terms of the Common Stock that we may offer. A prospectus supplement relating to the Common Stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the Common Stock. When evaluating the Common Stock, you should also refer to our second amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware ("DGCL").

Terms of the Common Stock

        The holders of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred Stock. We currently intend to retain any earnings for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of Preferred Stock. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Our board of directors is not divided into classes. Our second amended and restated certificate of incorporation and amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Holders of our Common Stock do not have preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and any shares of Common Stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our Common Stock will have paid their purchase price in full and we may not require them to pay additional funds. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any Preferred Stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws

Stockholder Rights Plan

        On July 7, 2005, we entered into a rights agreement with BNY Mellon Investor Services LLC, as rights agent. Computershare Inc. subsequently became rights agent as successor-in-interest to BNY Mellon Investor Services LLC. The rights agreement was subsequently amended on July 3, 2008, June 9, 2011, July 1, 2014, and August 5, 2014. In connection with the rights agreement, our board of directors authorized and declared a dividend distribution of one Preferred Stock purchase right for each share of our Common Stock authorized and outstanding at the close of business on July 18, 2005. Each right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $10.00 per unit, subject to adjustment. The description and terms of the rights are set forth in the rights agreement. The rights are attached to all Common Stock certificates. Subject to certain exceptions specified in the rights agreement, the rights will separate from the Common Stock and will be exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (the "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer (other than certain permitted offers described in the rights agreement) that would result in a person or group beneficially owning 20% or more of the outstanding shares of our Common Stock.

        In the event that we receive a qualifying offer (that has not been terminated prior thereto and which continues to be a qualifying offer), stockholders representing at least 10% of the shares of Common Stock then outstanding may request that the board of directors call a special meeting of stockholders to vote to exempt the qualifying offer from the operation of the rights agreement not earlier than 90, nor later than 120, business days following the commencement of such offer. The board of directors must then call and hold such a meeting to vote on exempting such offer from the terms of the rights agreement within the 90th business day following receipt of the stockholder demand for the meeting; provided that such period may be extended if, prior to the vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock) with respect to a merger, recapitalization, share exchange or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of our consolidated total assets, until the time of the meeting at which the stockholders will be asked to vote on such agreement. If no Acquiring Person has emerged, the offer continues to be a qualifying offer and stockholders representing at least a majority of the shares of Common Stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such qualifying offer shall be deemed exempt from the rights agreement on the date that the vote results are certified. If no Acquiring Person has emerged and no special meeting is held by the date required, the rights will be redeemed, without the need for action by the board of directors, at the close of business on the tenth business day following that date.

        Pursuant to the "sunset provision," the rights agreement will expire on the 30th day after the 2017 annual meeting of stockholders unless continuation of the rights agreement is approved by the stockholders at that meeting. The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire the Company. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by the board of directors. The rights should also not interfere with any merger or other business combination approved by the board of directors.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

        Section 203 of the DGCL defines "business combination" to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        A number of provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

        Meetings of and Actions by Stockholders.    Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by the chairman of the board of directors, or by a majority of the directors or by a committee of the board of directors that has been granted the power to call such meetings. Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.

        Cumulative Voting.    Our amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone's proxy statement was released to security holders in connection with the preceding year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Filling of Board Vacancies.    Our second amended and restated certificate of incorporation and our amended and restated bylaws provide that vacancies in the board of directors may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the board of directors, or by a sole remaining director.

        Amendment of the Certificate of Incorporation.    Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL. However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

        Amendment of the Bylaws.    Our amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting. The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the board of directors or by the requisite number of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        We have adopted provisions in our second amended and restated certificate of incorporation and amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our amended and restated bylaws provide that we may, at the discretion of the board of directors, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the amended and restated bylaws shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.

        The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Transfer Agent and Registrar

        Computershare Inc. is the transfer agent and registrar for our Common Stock.

DESCRIPTION OF COMMON STOCK WARRANTS

        We may issue warrants for the purchase of Common Stock. Common Stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of Common Stock warrants will be issued under a separate warrant agreement between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the Common Stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock warrants. Further terms of the Common Stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.

        The applicable prospectus supplement will describe the terms of any Common Stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of such Common Stock warrants;

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  the aggregate number of such Common Stock warrants;

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  the price or prices at which such Common Stock warrants will be issued;

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  the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock warrants;

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  the date, if any, on and after which such Common Stock warrants and the related Common Stock will be separately transferable;

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  the price at which each share of Common Stock purchasable upon exercise of such Common Stock warrants may be purchased;

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  the minimum or maximum amount of such Common Stock warrants that may be exercised at any one time;

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  any provisions for adjustment of the number or amount of shares of Common Stock receivable upon exercise of the Common Stock warrants or the exercise price of the Common Stock warrants;

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  the dates or periods during which the Common Stock warrants are exercisable;

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  the designation and terms of any securities with which the Common Stock warrants are issued;

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  the rights, if any, we have to redeem the Common Stock warrants;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Common Stock warrants;

  •
  the name of the warrant agent;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations applicable to the Common Stock warrants; and

  •
  any other material terms of such Common Stock warrants.

        Each Common Stock warrant will entitle the holder of warrants to purchase the number of shares of Common Stock at the exercise price stated or determinable in the prospectus supplement for the Common Stock warrants. Common Stock warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised Common Stock warrants will become void. Common Stock warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes, signs and delivers the warrant agreement and notice of exercise at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the shares of Common Stock that the warrant holder has purchased. If the warrant holder exercises the Common Stock warrant for less than all of the shares of Common Stock represented by the warrant, we will issue a new warrant to purchase the remaining shares of Common Stock.

        You should review the section captioned "Description of Common Stock" for a general description of the Common Stock that may be issued upon the exercise of the Common Stock warrants.

DESCRIPTION OF PREFERRED STOCK

General

        We are authorized to issue 10,000,000 shares of Preferred Stock, and no shares of Preferred Stock are currently issued and outstanding. Pursuant to and in accordance with the Stockholder Rights Plan, 5,150,000 shares of our Preferred Stock have been designated as Series A Junior Participating Preferred Stock pursuant to a Certificate of Designation, Preferences and Rights, as amended. Our Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares of Preferred Stock.

        The following description of Preferred Stock sets forth some of the general terms and provisions of the Preferred Stock that may be specified in any prospectus supplement. Certain other terms of any series of Preferred Stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our Second amended and restated certificate of incorporation (including the amendment describing the designations, rights, and preferences of each series of Preferred Stock) and amended and restated bylaws.

        Subject to limitations prescribed by the DGCL and our second amended and restated certificate of incorporation, our board of directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

        The applicable prospectus supplement will contain the specific terms relating to the Preferred Stock being offered, including:

  •
  the title and stated value of such Preferred Stock;

  •
  the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

  •
  the dividend rate or rate(s), period(s) or method of calculating the rates and the dates on which dividends will be payable applicable to such Preferred Stock;

  •
  whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate, if applicable;

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  the provision for a sinking fund, if any, and the provisions for redemption, if applicable, of such Preferred Stock;

  •
  any listing of such Preferred Stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculating the conversion price) and the conversion period;

  •
  the terms and conditions, if applicable, upon which the Preferred Stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  the voting rights, if any, of the holders of shares of the Preferred Stock being offered;

  •
  a discussion of certain federal income tax considerations applicable to such Preferred Stock;

  •
  the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

  •
  any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

  •
  any limitations on our ability to take certain actions without the consent of a specified number of holders of Preferred Stock; and

  •
  any other additional material terms, preferences, rights, qualifications limitations or restrictions of such Preferred Stock.

Ranking

        Unless otherwise specified in the prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all existing and future classes or series of Common Stock, and to all equity securities and any future series of Preferred Stock ranking junior to such Preferred Stock;

  •
  on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and

  •
  junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Preferred Stock.

Dividends

        Holders of Preferred Stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends (or dividends in additional shares of Preferred Stock or in other property if expressly permitted and described in the applicable prospectus supplement) at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

        Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are non-cumulative, then the holders of such series of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        Unless otherwise specified in the applicable prospectus supplement, if any Preferred Stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend Preferred Stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series.

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata among the holders of such series, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of Preferred Stock having the same rank as that series of Preferred Stock will bear the same ratio to each other that accrued dividends per share on that series of Preferred Stock and the other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

        Until required dividends are paid, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation. In addition, no Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

        Any dividend payment made of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Preferred Stock of such series which remains payable.

Redemption

        If so provided in the applicable prospectus supplement, any series of Preferred Stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of Preferred Stock that is subject to redemption will specify the number of shares of such Preferred Stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash, stock or other securities of third parties, or other property, as specified in the prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        So long as any dividends on any series of Preferred Stock ranking on a parity as to dividends and distributions of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. Unless the full cumulative dividends on all outstanding shares of any cumulative Preferred Stock of such series and any other stock of Capstone ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

        If we are to redeem fewer than all of the outstanding Preferred Stock of any series, whether by mandatory or optional redemption, our board of directors will determine the number of shares to be redeemed and the method for selecting shares to be redeemed, which may be by lot or pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.

        We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed. If notice of redemption of any Preferred Stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on shares of Preferred Stock called for redemption, such Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price (without interest).

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after distributions or payment to holders of any equity securities ranking senior to such series of Preferred Stock, before any distribution or payment shall be made to the holders of Common Stock, or any other class or series of our capital stock ranking junior to a series of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of such series of Preferred Stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. After the holders of each series of Preferred Stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets.

Voting Rights

        Holders of Preferred Stock may have voting rights as are set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise indicated in the prospectus supplement, if we issue full shares of any series of Preferred Stock, each share will be entitled to one vote on matters on which holders of that series of Preferred Stock are entitled to vote. The voting power of that series will depend on the number of shares in that series of Preferred Stock and not on the aggregate liquidation preference or initial offering price of the shares of that series. Unless otherwise indicated in a prospectus supplement, holders of our Preferred Stock do not vote on matters submitted for a vote of our common shareholders.

        Any series of Preferred Stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our second amended and restated certificate of incorporation, our amended and restated bylaws and mergers and dispositions. The foregoing voting provisions may not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

        The provisions of a series of Preferred Stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of Common Stock or any other series of Preferred Stock or other securities or property into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

Permanent Global Preferred Securities

        A series of Preferred Stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of Preferred Stock, the depositary will be The Depository Trust Company. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for Preferred Stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of Preferred Stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of Preferred Stock may be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        We may issue, from time to time, debt securities in one or more series that will consist of either our senior debt or our subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (and may be amended by supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

        The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and, except to the extent it conflicts with any prospectus supplement, the following description. Forms containing terms we anticipate would be similar to the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee. Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

        Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The indentures provide that we may issue debt securities in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

  •
  the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

  •
  the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

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  the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into Common Stock or Preferred Stock, and the method by which any such portion shall be determined;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

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  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

  •
  the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and where the applicable indenture may be served;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

  •
  our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

  •
  the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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  whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

  •
  any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

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  any provisions for collateral security for repayment of such debt securities;

  •
  whether such debt securities will be issued in certificated and/or book-entry form;

  •
  whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

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  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

  •
  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

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  the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

  •
  the terms, if any, upon which such debt securities may be convertible into our Common Stock or Preferred Stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

  •
  if convertible, any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such debt securities are convertible;

  •
  whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

  •
  any other material terms of such debt securities.

        The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

        Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

        The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

  •
  either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

        The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

        Each indenture will describe specific "events of default" with respect to any series of debt securities issued thereunder. Such "events of default" are likely to, but may not, include (with grace and cure periods):

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  default in the payment of any installment of interest on any debt security of such series;

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  default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

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  default in making any required sinking fund payment for any debt security of such series;

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  default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

  •
  default in the payment of specified amounts of indebtedness (subject in some instances to a minimum threshold amount) of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

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  any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

        An event of default for a particular series of debt securities does not necessarily, but may, constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

        If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will, subject to applicable law, automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        Each indenture may also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except, unless otherwise noted, a default:

  •
  in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

        Each trustee may be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

        Each indenture may provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

        Each indenture may provide that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) may have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

        Within a certain period after the close of each fiscal year and at various other times, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

        Each indenture may provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

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  add covenants for the protection of the holders of debt securities;

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  cure any ambiguity or correct any inconsistency in the indenture;

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  establish the forms or terms of debt securities of any series; and

  •
  evidence and provide for the acceptance of appointment by a successor trustee.

        It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of, unless otherwise noted in such indenture, not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

  •
  change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

  •
  reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

  •
  change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

  •
  reduce any amount payable on redemption;

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  modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

  •
  reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

        A record date may be set for any act of the holders with respect to consenting to any amendment. Unless otherwise set forth in any applicable indenture, the holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

        A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

        A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock, Preferred Stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We will be able to discharge or defease our obligations pursuant to the terms of the indenture, which we anticipate will include those requirements set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

        We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

        Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

        From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

        Holders of our debt securities will receive notices pursuant to the terms of the indenture at their addresses as they appear in the security register.

Title

        We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

        We anticipate that New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

        Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee pursuant to the terms of the indenture.

        Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. Contracts will not be subject to any conditions except (1) the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (2) if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

        Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

  •
  whether Common Stock will be offered under the stockholder purchase rights;

  •
  the number or amount of those securities or warrants that will be offered under the stockholder purchase rights;

  •
  the period during which and the price at which the stockholder purchase rights will be exercisable;

  •
  the number of stockholder purchase rights then outstanding;

  •
  any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights, and

  •
  any other material terms of the stockholder purchase rights.

        The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

        During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange

Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

        Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements and schedule of Capstone Turbine Corporation as of March 31, 2015 and 2014 and for each of the years in the three-year period ended March 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement and the documents that we reference under the caption "Incorporation of Certain Documents by Reference."

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC's web site at http://www.sec.gov.

        We make available free of charge through our web site, which you can find at http://www.capstoneturbine.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

        We are incorporating by reference the following documents, which we have previously filed with the SEC:

          (a)   our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

          (b)   the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 22, 2000 including any subsequent amendment or report filed for the purpose of amending such description and the description of our Preferred Stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description; and

          (c)   any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings of any securities registered hereby are completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

        Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain copies of the documents incorporated by reference in this prospectus but not delivered with this prospectus without charge through our web site (http://www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:

  Capstone Turbine Corporation
  21211 Nordhoff Street
  Chatsworth, California 91311
  Attention: Chief Financial Officer
  (818) 734-5300

Capstone Turbine Corporation

2,700,000 Shares of Common Stock
Series A Warrants to purchase up to 4,107,500 Shares of Common Stock
Pre-Funded Series B Warrants to purchase up to 5,515,000 Shares of Common Stock
9,622,500 Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Rodman & Renshaw, a unit of H.C. Wainright & Co., LLC

April 19, 2016